Exhibit 99.5

RECONSTITUTED SERVICING AGREEMENT

     THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of June 2004, by and among LEHMAN BROTHERS HOLDINGS, INC., a Delaware corporation (“LBH” or “Seller”), WELLS FARGO BANK, N.A., a national banking association (the “Servicer”), AURORA LOAN SERVICES INC., as master servicer (the “Master Servicer”), recites and provides as follows:

RECITALS

     WHEREAS, the Mortgage Loans identified on Schedule I hereto (the “Mortgage Loans”) are currently being serviced by the Servicer pursuant to a Seller’s Warranties and Servicing Agreement dated as of February 1, 2004 (Pools 5951-5957) (the “February SWSA”) and a Seller’s Warranties and Servicing Agreement dated as of June 1, 2004 (Pools 6051-6056) (the “June SWSA” ), each between Lehman Brothers Bank, FSB (the “Bank”) and the Servicer;

     WHEREAS, to facilitate this reconstitution, the Bank and the Servicer desire to consolidate the servicing of the Mortgage Loans currently serviced under the February SWSA with the servicing of the Mortgage Loans currently serviced under the June SWSA so that all of the Mortgage Loans are governed by the June SWSA (the February SWSA when merged into the June SWSA, shall collectively be referred to herein as the “SWSA”) and the terms of this Agreement. A copy of the SWSA is attached hereto as Exhibit C;

     WHEREAS, on or prior to the Closing Date (as defined herein) the Bank and LBH will enter into an Assignment and Assumption Agreement, dated as of June 1, 2004 (the “Assignment and Assumption Agreement”), pursuant to which the Bank will assign all of its rights, title and interest in and to the Mortgage Loans to LBH and LBH will assume all of the rights and obligations of the Bank under the SWSA to the extent that such Agreement relates to the Mortgage Loans;

     WHEREAS, the Seller will convey the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn will convey the Mortgage Loans and will assign such rights to SASCO Mortgage Loan Trust 2004-GEL2 (the “Issuer”) pursuant to the Transfer and Servicing Agreement, among the Issuer, the Master Servicer, the Depositor, The Murrayhill Company, as credit risk manager, and U.S. Bank National Association, as indenture trustee and custodian, which in turn will pledge the Mortgage Loans and such rights to the Indenture Trustee pursuant to the Indenture dated as of June 1, 2004 (the “Indenture”), between the Issuer and the Indenture Trustee;

     WHEREAS, the Seller desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

     WHEREAS, the Seller and the Servicer agree that the provisions of the SWSA shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a reconstitution agreement in connection with a Pass-Through Transfer (within the meaning of the SWSA) which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Transfer and Servicing Agreement;

     WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Indenture Trustee, and shall have the right to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default under this Agreement;

     WHEREAS, the Servicer has agreed to service the Mortgage Loans on behalf of the Issuer, the Securityholders and the Indenture Trustee under the supervision of the Master Servicer pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

     1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless if such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Transfer and Servicing Agreement attached as Exhibit B hereto.

     2. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     The Servicer additionally agrees that the Servicer has and will continue to fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit F, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

     3. Trust Cut-off Date. The parties hereto acknowledge that by operation of Sections 4.05 and 5.01 of the SWSA, the remittance on July 19, 2004 to the Indenture Trustee, for the benefit of the Issuer, is to include principal due after June 1, 2004 (the “Trust Cut-off Date”) plus interest at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (c) and (d) of Section 5.01 of the SWSA.

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     4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Indenture Trustee and the Issuer, shall have the same rights as the Seller under the SWSA to enforce the obligations of the Servicer under the SWSA and the term “Purchaser” as used in the SWSA in connection with any rights of the Purchaser shall refer to the Master Servicer, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article X (Default) of the SWSA. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of obligations of the Seller under the SWSA; and, in connection with the performance of the Master Servicer’s duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Transfer and Servicing Agreement.

     5. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Transfer and Servicing Agreement or the Indenture and issuance of the Notes issued pursuant thereto.

     6. Notices. All notices, consents, certificates or reports (collectively “written information”) required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services Inc. 2530 South Parker Road Suite 601 Aurora, Colorado Attn: E. Todd Whittemore Telephone: (303) 632-3422 Facsimile: (303) 632-4287

     All remittances required to be made to the Master Servicer under this Agreement shall be on a scheduled/scheduled basis and made to the following wire account:

JPMorgan Chase Bank New York, New York

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ABA#: 021-000-021
Account Name: Aurora Loan Services Inc.
Master Servicing Payment Clearance Account
Account Number: 666-611059
Beneficiary: Aurora Loan Services Inc.
For further credit to: SASCO 2004-GEL2

     All written information required to be delivered to the Indenture Trustee hereunder shall be delivered to the Indenture Trustee at the following address:

U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Structured Finance Department, SASCO 2004-GEL2 Telephone: (651) 495-3853 Facsimile: (651) 495-8090

     All written information required to be delivered to the Seller hereunder shall be delivered to LBH at the following address:

Lehman Brothers Holdings Inc. 745 Seventh Avenue, 7th Floor New York, NY 10019 Attention: Manager, Contract Finance (SASCO 2004-GEL2) Telephone: (212) 526-7000 Facsimile: (212) 526-8950

     All written information and notices required to be delivered to the Credit Risk Manager hereunder or the Credit Risk Management Agreement shall be delivered to the Credit Risk Manager at the following address:

The Murrayhill Company 1700 Lincoln Street, Suite 1600 Denver, Colorado 80203 Attention: General Counsel (SASCO 2004-GEL2) Telephone: (720) 947-6947 Facsimile: (720) 947-6598

     All written information required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

     7. Acknowledgement. The Servicer hereby acknowledges that the rights and obligations of the Bank under the SWSA will be assigned to the Seller on the Closing Date pursuant to the Assignment and Assumption Agreement; that such rights and obligations, as amended by this Agreement will, in turn, be re-assigned by the Seller to the Depositor under the Mortgage Loan Sale and Assignment Agreement; and that such rights and obligations will simultaneously be re-assigned by the Depositor to the Issuer under the Transfer and Servicing Agreement. The Servicer agrees that the Assignment and Assumption Agreement, the Mortgage

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Loan Sale and Assignment Agreement and the Transfer and Servicing Agreement will each be a valid assignment and assumption agreement or other assignment document required pursuant to Sections 2.02 and 12.10 of the SWSA and will constitute a valid assignment and assumption of the rights and obligations of the Bank under the SWSA to the Seller, by the Seller to the Depositor, and by the Depositor to the Issuer, as applicable. In addition, the initial holder of the ownership certificate of the Issuer will make a FASIT election on behalf of the Issuer. The Servicer hereby consents to each such assignment and assumption and acknowledges the Issuer’s FASIT election.

     8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     10. Reconstitution. The Seller and the Servicer agree that this Agreement is a reconstituted agreement executed in connection with a “Pass-Through Transfer,” and that the date hereof is the “Reconstitution Date,” each as defined in the SWSA.

     11. Termination. Upon the termination of the Issuer pursuant to Article VIII of the Transfer and Servicing Agreement, this Agreement shall terminate, and thereafter, the Mortgage Loans shall be serviced in accordance with the terms of the SWSA. In the event that the SWSA was terminated prior to the termination of the Issuer, the Servicer and the Master Servicer shall enter into a replacement servicing agreement with respect to the Mortgage Loans, which agreement shall be similar to the SWSA in all material respects. In the event that the Master Servicer and the Servicer fail to enter into a replacement servicing agreement promptly after the termination of the Issuer, the Master Servicer may transfer the servicing of the Mortgage Loans to a third party servicer at its sole discretion; provided that the Mortgage Loans shall be serviced in accordance with the terms of this Agreement until such time the servicing of the Mortgage Loans has been transferred to such third-party servicer.

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     Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:	/s/ Stanley Labanowski

Name: Stanley Labanowski
Title: Authorized Signatory

WELLS FARGO BANK, N.A.,
as Servicer

By:	/s/ Trisha Lowe

Name: Trisha Lowe
Title: Vice President

AURORA LOAN SERVICES, INC.,
as Master Servicer

By:	/s/ E. Todd Whittemore

Name: E. Todd Whittemore
Title: Executive Vice President

EXHIBIT A

MODIFICATIONS TO THE SWSA

1.	Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan Transfers, Pass-Through Transfers and Reconstitutions, and (iv) Assignments of Mortgage, shall be disregarded. The exhibits to the SWSA and all references to such exhibits shall also be disregarded.

2.	The definition of “Business Day” in Article I is hereby amended as follows:

(i)	by restating clause (ii) of such definition to read as follows:

(ii) a day on which banks and savings and loan institutions in the State of the State of California, the State of Colorado, the State of Iowa, the State of Maryland or the State of New York are authorized or obligated by law or executive order to be closed.

(ii)	by adding a new paragraph below clause (ii) as follows:

      Where any reference is made to more than one Business Day, such reference, except as otherwise expressly provided, shall mean consecutive Business Days.

3.	The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

Custodial Agreements: The custodial agreements relating to the custody of the Mortgage Loans, each between a Custodian and the Indenture Trustee, as acknowledged by the Seller, the Depositor, the Master Servicer and the related Servicers, each dated June 1, 2004.

4.	The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

Custodians: U.S. Bank National Association, LaSalle Bank National Association and Wells Fargo Bank, N.A., and their respective successors and assigns or any successors to the Custodians under the Custodial Agreements as provided therein.

5.	The definition of “Determination Date” in Article I is hereby amended in its entirety to read as follows:

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

6.	New definitions of “Eligible Deposit Account” and “Eligible Institution” are added to Article I to immediately precede the definition of “Errors and Omissions Insurance Policy” and to read as follows:

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: Any of the following:

          (i) an institution whose:

               (A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

               (B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift, or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

          (ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

7.	The definition of “First Remittance Date” in Article I is hereby deleted in its entirety.

8.	A new definition of “Foreclosure Restricted Loans” is hereby added to Article I immediately following the definition of “First Remittance Date”

Foreclosure Restricted Loan: Any Mortgage Loan that is 60 days or more delinquent in payment as of July 1, 2004, each of which is listed on Exhibit G hereto.

9.	New definitions of “MERS,” “MERS Eligible Mortgage Loan” and “MERS Mortgage Loan” are hereby added to Article I immediately following the definition of “Loan-to-Value Ratio or LTV” to read as follows:

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

10.	The definition of “Mortgage Interest Rate” in Article I is hereby amended by adding the phrase “net of any Relief Act Reduction” to the end of such definition.

11.	The definition of “Mortgage Loan Documents” in Article I is hereby amended by replacing the words “addenda and riders” with the words “addenda, riders and modification agreements” in each instance.

12.	The definition of “Mortgage Loan Schedule” in Article I is hereby amended by deleting the word “and” in clause (15) and adding new clauses (17) and (18) to read as follows:

“(17) any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan; and (18) a Prepayment Charge Schedule.”

13.	New definitions of “Non-MERS Eligible Mortgage Loan” and “Non-MERS Mortgage Loans” are hereby added to Article I immediately following the definition of “Mortgagor” to read as follows:

Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

14.	The definition of “Opinion of Counsel” in Article I is hereby amended by changing the word “Purchaser” therein to “Indenture Trustee and the Master Servicer” and adding the following words at the end of such definition:

; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a FASIT or (b) compliance with the FASIT Provisions, must be an opinion of counsel reasonably acceptable to the Indenture Trustee, the Master Servicer and the Seller, who (i) is in fact independent of the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions. Any Opinion of Counsel delivered by independent counsel pursuant to clause (a) or (b) above shall be either the expense of the requesting party or the Issuer.

15.	The definition of “PMI Policy” is hereby amended by removing the period after the word “Insurer” and adding the following after the word “Insurer”:

“as required by this Agreement or the Transfer and Servicing Agreement with respect to a Mortgage Loan and whether acquired by the Mortgagor, the lender or the Seller on behalf of the Issuer.”

16.	New definitions of “Prepayment Charge,” “Prepayment Charge Schedule” and “Prepayment Interest Shortfall Amount” are added to Article I to immediately precede the definition of “Principal Prepayment Period” and to read as follows:

Prepayment Charge: means with respect to any Mortgage Loan and Distribution Date, the charges or premiums, if any, exclusive of any servicing charges collected by the Servicer in connection with a Mortgage Loan payoff, due in connection with a full prepayment of such Mortgage Loan during the Principal Prepayment Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

Prepayment Charge Schedule: means a data field in the Schedule of Mortgage Loans attached as Schedule I hereto which indicates the amount and method of calculation of the Prepayment Charge and the period during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prepayment Interest Shortfall Amount: means, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

17.	The definition of “Qualified Depository” in Article I is hereby deleted in its entirety.

18.	A new definition of “Realized Loss” is added to Article I immediately following the definition of “Rating Agencies” to read as follows:

Realized Loss: With respect to each Liquidated Mortgage Loan (as defined in the Transfer and Servicing Agreement), an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Monthly Advances of principal) including expenses of liquidation.

19.	A new definition of “Relief Act Reduction” is hereby added to Article I immediately following the definition of “Record Date” to read as follows:

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

20.	The definition of “Remittance Date” in Article I is hereby amended by deleting “, beginning with the First Remittance Date.”

21.	The definition of “REO Property” in Article I is hereby amended by replacing the word “Purchaser” with “Indenture Trustee and the Issuer.”

22.	A new definition of “Sarbanes Certifying Party” is added to Article I immediately after the definition of “Repurchase Price” to read as follows:

Sarbanes Certifying Party: means a Person who files a Sarbanes-Oxley Certification directly with the Securities and Exchange Commission on behalf of the Issuer pursuant to the Sarbanes-Oxley Act of 2002.

23.	A new definition of “Servicer Prepayment Charge Payment Amount” is added to Article I immediately after the definition of “Repurchase Price” to read as follows:

Servicer Prepayment Charge Payment Amount: means any amounts paid by the Servicer as a result of an impermissible waiver of a Prepayment Charge pursuant to Section 4.01 of this Agreement.

24.	The definition of “Servicing Advances” in Article I is hereby amended in its entirety to read as follows:

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property (including costs incurred in connection with environmental inspections or other related costs of foreclosure of Mortgaged Property potentially contaminated by hazardous or toxic substance or wastes in accordance with Section 4.02 hereof) if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the FHLMC Guide.

25.	Section 2.01 (Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files) is hereby amended by deleting the first paragraph thereof and replacing the word “Purchaser” with the words “Indenture Trustee and the Issuer” in each instance.

26.	Section 2.02 (Books and Records; Transfers of Mortgage Loans) is hereby amended as follows:

(i)	by replacing the reference to “Purchaser” in the first paragraph and the second sentence of the second paragraph of such section with “Indenture Trustee and the Issuer;”

(ii)	by replacing the third paragraph of such section in its entirety with the following:

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Master Servicer or its designee the related Servicing File during the time the Issuer, subject to the lien of the Indenture Trustee, retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations; and

(iii)	by adding the following paragraph as the last paragraph of such section:

Only if so requested by the Seller or the Master Servicer, the Servicer, at the Depositor’s expense, shall cause to be properly prepared and recorded as Assignment of Mortgage in favor of the Indenture Trustee with respect to each NON-MERS Mortgage Loan in each public recording office where such NON-MERS Mortgage Loans are recorded, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter to the extent delays are caused by the applicable recording office).

27.	The parties acknowledge that the fourth paragraph of Section 2.02 shall be inapplicable to this Agreement.

28.	The parties acknowledge that Section 2.03 (Delivery of Documents) shall be superceded by the provisions of the Custodial Agreement.

29.	Section 3.01(c) (No Conflicts) is hereby amended by deleting the words “the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser.”

30.	Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second and third sentences thereof.

31.	Section 3.01(h) (No Consent Required) is hereby amended by deleting the words “or the sale of the Mortgage Loans.”

32.	Section 3.01(j) (Sale Treatment) and Section 3.01(l) (No Brokers’ Fees) shall be inapplicable to this Agreement.

33.	New paragraphs are hereby added at the end of Section 3.01 (Company Representations and Warranties) to read as follows:

It is understood and agreed that the representations and warranties set forth in clauses (a) through (h) and clause (k) of this Section 3.01 shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Issuer, the Indenture Trustee and the Master Servicer. Upon discovery by any of the Servicer, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Indenture Trustee or the Issuer, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Indenture Trustee, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer selected by the Indenture Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with Section 12.01.

In addition, the Servicer shall indemnify (from its own funds) the Indenture Trustee, the Issuer and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Issuer and the Indenture Trustee respecting a breach of the foregoing representations and warranties. The foregoing shall not limit, however, any remedies available to the Master Servicer, the Indenture Trustee or the Issuer available pursuant to any other agreement related hereto.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Indenture Trustee or the Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Indenture Trustee or the Master Servicer for compliance with this Agreement.

34.	Section 3.03 (Repurchase) is hereby amended by replacing each reference to “Purchaser” or “Purchaser’s” with “Indenture Trustee” or “Indenture Trustee’s.”

35.	Section 4.01 (Company to Act as Servicer) is hereby amended as follows:

(i)	by replacing the word “Purchaser” in the fifth and thirteenth lines of the second paragraph thereof with “Indenture Trustee and the Issuer;”

(ii)	by adding the following after the word “Policy” in the sixth line of the second paragraph:

, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan, and (except in the case where the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the Maturity Date of such Mortgage Loan unless the Servicer shall have provided to the Master Servicer and the Indenture Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse FASIT Event. The costs of obtaining such Opinion of Counsel shall be a reimbursable expense to the Servicer from the Custodial Account pursuant to Section 4.05. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.

(iii)	by replacing the word “Purchaser” in the last sentence of the second paragraph thereof with “Indenture Trustee;”

(iv)	by adding the following sentence as the last sentence of the second paragraph:

The Servicer shall notify the Credit Risk Manager, prior to the charge off of any Mortgage Loan, and provide the Credit Risk Manager with copies of any related cost-benefit analyses which the Servicer has performed in connection with the decision to charge off such Mortgage Loan; and

(vi)	by adding the following paragraph after the second paragraph:

      The Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge and which prepays during the term of the penalty. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Servicer shall pay to the Issuer at such time by means of a deposit into the Custodial Account an amount equal to the Prepayment Charge which was not collected; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 4.01 if the failure to collect such amount is the result of inaccurate or incomplete information on the Prepayment Charge Schedule provided by the Seller and which is included as part of the Schedule of Mortgage Loans at Schedule I attached hereto. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (iv) below) a Prepayment Charge without remitting the amount of the foregone Prepayment Charge to the Custodial Account if (i) such waiver relates to a prepayment which is not a result of a refinancing by the Servicer or any of its affiliates and (ii) the Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (iii) the collection of the Prepayment Charge would be in violation of applicable laws or (iv) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

36.	Section 4.02 (Liquidation of Mortgage Loans) is hereby amended as follows:

(i)	by adding the following to the end of the second sentence thereof:

no later than such 90th day; provided, however, that the Servicer is required to commence foreclosure proceedings on the 65th day of such delinquency if the Servicer determines no alternative resolution strategy would be effective.

(ii)	by replacing the word “Purchaser” in the seventh and sixteenth lines of the first paragraph thereof with “Indenture Trustee and the Issuer;”

(iii)	by replacing the word “Purchaser” in the first and third sentence of the second paragraph thereof with “Indenture Trustee;”

(iv)	by deleting the second sentence of the second paragraph thereof; and

(v)	by amending and restating the third paragraph thereof in its entirety as follows:

      In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Master Servicer, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Master Servicer shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless either notifies the Servicer in writing, within five (5) days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to the preceding paragraph and this paragraph with respect to the related Mortgaged Property from the Custodial Account.

37.	Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(i)	by amending and restating the first paragraph thereof as follows:

      The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Indenture Trustee for the SASCO 2004-GEL2 Trust.” Each Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. All funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the case of an account established with the Company, or by a letter agreement in the case of an account held by a depository other than the Company, each in the forms attached hereto as Exhibit E. A copy of such certification or letter agreement shall be furnished to the Purchaser or any subsequent purchaser, upon request.

(ii)	by replacing clause (viii) in its entirety with the following:

(viii)	the amount of any Prepayment Interest Shortfall Amount, such amount to be made from the Servicer’s own funds, without reimbursement therefor;

38.	Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended as follows:

(i)	by replacing the last five lines of clause (ii) thereof with the following:

      of the Issuer; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Issuer; and

(ii)	by amending clause (v) thereof by adding the words “Section 4.01 and” before the reference to Section 8.01; and

(iii)	by adding a new clause (x) to read as follows:

(x)	to transfer funds to another Eligible Institution in accordance with Section 4.09 hereof.

39.	Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by amending and restating the first paragraph thereof as follows:

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Indenture Trustee for the SASCO 2004-GEL2 Trust.” Each Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. All funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Custodial Account shall be evidenced by a certification in the case of an account established with the Company, or by a letter agreement in the case of an account held by a depository other than the Company, each in the forms attached hereto as Exhibit F. A copy of such certification or letter agreement shall be furnished to the Purchaser or any subsequent purchaser, upon request.

40.	Section 4.07 (Permitted Withdrawals From Escrow Account) is hereby amended by adding a new clause (x) to read as follows:

(x)	to transfer funds to another Eligible Institution in accordance with Section 4.09 hereof.

41.	Section 4.09 (Protection of Accounts) is hereby amended in its entirety as follows:

The Company may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Company shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution. The Company shall bear any expenses, losses or damages sustained by the Indenture Trustee and the Issuer because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

42.	Section 4.12 (Maintenance of Fidelity Bond and Errors and Omissions Insurance) is hereby amended as follows:

(i)	by replacing the words “any Purchaser” in the fifteenth line of such section with “the Indenture Trustee or the Master Servicer;”

(ii)	by replacing the reference to “Purchaser” in the fifteenth line with “requesting party;” and

(iii)	by replacing the reference to “Purchaser” in the last line of such section with “Indenture Trustee and the Master Servicer.”

43.	Section 4.14 (Restoration of Mortgaged Property) is hereby amended by replacing the word “Purchaser” in the last sentence thereof with “Indenture Trustee or Issuer.”

44.	Section 4.15 (Maintenance of PMI Policy; Claims) is hereby amended by replacing the word “Purchaser” in the second line thereof with “Master Servicer, Indenture Trustee or Issuer.”

45.	Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended as follows:

(i)	by replacing the word “Purchaser” in each place it appears in the first paragraph thereof with “Issuer;”

(ii)	by replacing the word “Purchaser” in each place it appears in the second paragraph thereof with “the Indenture Trustee on behalf of the Issuer;”

(iii)	by replacing the reference to “one year” in the sixth line of the third paragraph thereof with “three years;” and

(iv)	by adding two new paragraphs after the third paragraph thereof to read as follows:

      In the event that the Issuer, subject to the lien of the Indenture Trustee, acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Issuer, subject to he lien of the Indenture Trustee, unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the FASIT Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust FASIT may hold REO Property for a longer period without adversely affecting the FASIT status of any FASIT formed pursuant to the Trust Agreement or causing the imposition of a federal or state tax upon any such FASIT and has notified the Master Servicer of such extension being granted by providing a copy of the application and the grant of such extension to the Master Servicer. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Issuer, subject to the lien of the Indenture Trustee, or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value as acceptable to the Master Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Indenture Trustee shall (i) sign any document prepared and delivered to it by the Servicer or (ii) take any other action, in the case of each of (i) and (ii) reasonably requested by the Servicer, which would enable the Servicer, on behalf of the Issuer, subject to the lien of the Indenture Trustee, to request such grant of extension.

      Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Issuer, subject to the lien of the Indenture Trustee, shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Issuer, subject to the lien of the Indenture Trustee, in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860L(c)(3) of the Code; or (ii) subject any FASIT formed pursuant to the Trust Agreement to the imposition of any federal income taxes on the income earned from such REO Property, unless the Servicer has agreed to indemnify and hold harmless the Issuer and the Indenture Trustee with respect to the imposition of any such taxes.

(v)	by replacing the word “advances” in the sixth line of the fifth paragraph thereof with “Monthly Advances;”

(vi)	by replacing the word “Purchaser” in the last line of the fifth paragraph thereof with “Issuer;” and

(vii)	by adding the following as the penultimate paragraph of Section 4.16:

      Prior to acceptance by the Servicer of an offer to sell any REO Property of which the Issuer is the owner for a sale price that is less than 90% of the unpaid principal balance of the related Mortgage Loan, the Servicer shall notify the Master Servicer of such offering in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer shall be deemed to have approved the sale of any REO Property unless it notifies the Servicer in writing within five (5) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale; provided, however, the Master Servicer shall not take any action which would prevent the Servicer from disposing of any REO Property within the time period specified under the FASIT Provision of the Code.

46.	Section 4.17 (Real Estate Owned Reports) is hereby amended as follows:

(a)	by replacing the word “Purchaser” with the words “Master Servicer and Credit Risk Manager”; and

(b)	by replacing the words “Remittance Date” with “tenth calendar day of.”

47.	A new Section 4.25 (Foreclosure Restricted Loans) is hereby added to read as follows:

4.25 Foreclosure Restricted Loans.

      Within ten (10) Business Days of the Servicer becoming aware that the first formal legal proceedings for foreclosure (or deed-in-lieu of foreclosure or similar) are instituted with respect to any Foreclosure Restricted Loan on or before the first anniversary of the Closing Date (provided that such proceedings are instituted in a timely manner in accordance with the terms of this Agreement and with Accepted Servicing Practices), the Servicer shall notify the Master Servicer. Upon receipt of such notification, the Seller must, pursuant to the terms of the Mortgage Loan Sale Agreement and within five (5) Business Days thereafter, either repurchase the Foreclosure Restricted Loan or substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. If the Seller shall fail to repurchase or substitute for such Foreclosure Restricted Loan within five (5) Business Days, the Servicer shall continue foreclosure proceedings consistent with the terms of this Agreement and Accepted Servicing Practices. Solely for clarification purposes, Accepted Servicing Practices shall not permit the Servicer to delay foreclosure (or deed-in-lieu of foreclosure or similar) proceedings if a purpose of such delay is to avoid the notice, purchase or substitution obligations described herein.

48.	Section 5.02 (Statements to Purchaser) is hereby deleted in its entirety and replaced with the following:

Section 5.02 Statements to Master Servicer.

      Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer; provided, however, the information required by Exhibit D-2 is limited to that which is readily available to the Servicer and is mutually agreed to by the Servicer and Master Servicer.

The Servicer shall provide the Master Servicer with such information available to it concerning the Mortgage Loans as is necessary for the Indenture Trustee to prepare the Issuer’s federal income tax return as the Indenture Trustee may reasonably request from time to time.

     49. Section 5.03 (Monthly Advances by Company) is hereby amended by deleting the last sentence thereof.

     50. A new Section 5.04 (Servicing and Administration of the Bulk PMI Policies) is hereby added to Article V to read as follows:

Section 5.04 Servicing and Administration of the Bulk PMI Policies

(a) The Servicer shall take all such actions on behalf of the Indenture Trustee as are necessary to service, maintain and administer the PMI Policies acquired by the Seller on behalf of the Issuer with respect to certain Mortgage Loans with LTVs at origination in excess of 80% (the “Bulk PMI Policies”) as identified at Schedule II hereto, and to perform and enforce the rights under such Bulk PMI Policies on behalf of the Issuer. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Issuer to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the PMI Policies. The Servicer shall not take, or permit any subservicer to modify or otherwise permit an assumption of a Mortgage Loan covered by a Bulk PMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under the applicable Bulk PMI Policy of any loss which, but for the actions of the Servicer or subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect the Bulk PMI Policies for as long as any Notes are outstanding. The Servicer shall cooperate with the Qualified Insurers issuing the Bulk PMI Policies and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any covered Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in the Bulk PMI Policies, the Servicer shall not be required to submit any reports to the Qualified Insurers issuing such Bulk PMI Policies until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with each of such Qualified Insurer’s requirements.

(b) The Servicer shall deposit into the Custodial Account pursuant to Section 4.04 hereof all Insurance Proceeds received from the Bulk PMI Policies.

(c) Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to the Bulk PMI Policies inconsistent with the rights and interests of the Indenture Trustee or the Certificateholders under this Agreement.

(d) The Master Servicer shall be responsible for calculating and remitting premiums due on any Bulk PMI Policies (to the extent applicable) to the applicable Qualified Insurer from amounts on deposit in the Custodial Account.

(e) The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents (within fifteen (15) days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer the Bulk PMI Policies; provided, however, that the Indenture Trustee shall not be liable for the actions of the Servicer under such powers of attorney. The Servicer shall not without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Indenture Trustee’s name without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

51.	Section 6.02 (Satisfaction of Mortgages and Release of Mortgage Files) is hereby amended by replacing the word “Purchaser” in the third line of the second paragraph thereof with “Issuer.”

52.	Section 6.04 (Annual Statement as to Compliance) is hereby amended as follows:

(i)	by adding “(a)” prior to the first paragraph of such Section;

(ii)	by replacing the reference to “Purchaser” therein with “Master Servicer and any Sarbanes Certifying Party;” and

(iii)	by adding the following paragraph after the first paragraph of such Section:

(b) For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Issuer, no later than February 28th of each year, commencing February 28, 2005, (or if not a Business Day, the immediately preceding Business Day), or at any other time that a Sarbanes Certifying Party provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days’ written request of such parties, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Sarbanes Certifying Party for the benefit of the Issuer and the Sarbanes Certifying Party and its officers, directors and affiliates, in a form substantially similar to Exhibit E hereto.

53.	Section 6.05 (Annual Independent Public Accountants’ Servicing Report) is hereby amended by replacing the reference to “Purchaser” therein with the words “Master Servicer and any Sarbanes Certifying Party.”

54.	Section 6.06 (Right to Examine Company Records) is hereby deleted in its entirety and replaced with the following:

Section 6.06 Right to Examine Company Records.

      If any of the Master Servicer or the Indenture Trustee provides reasonable prior written notice, any such party and its respective accountants, attorneys, or designees may examine the Servicing Files relating to the Mortgage Loans and the REO Properties during normal business hours of the Servicer at the Issuer’s expense. The examining party or parties shall provide to the Servicer a copy of any report generated in connection with any such examination. In addition, the Servicer shall provide to the Master Servicer and the Indenture Trustee any other information, related to the Mortgage Loans and the Properties, reasonably requested by such parties.

55.	A new Section 7.03 (Compensating Interest) is hereby added to Article VII to immediately follow Section 7.02 and to read as follows:

          Section 7.03 Compensating Interest

          The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount of the Servicing Fee actually received for such month for the Mortgage Loans.

56.	Section 8.01 (Indemnification; Third Party Claims) is amended as follows:

(i)	by replacing the word “Purchaser” in the first line thereof with the words “Issuer, the Indenture Trustee, the Depositor and the Master Servicer;”

(ii)	by replacing the word “Purchaser” in the third line and sixth line thereof with the words “Indenture Trustee, the Depositor, the Issuer or Master Servicer;”

(iii)	by adding the following at the end of the first sentence thereof:

“(including, but not limited to its obligation to provide the certification pursuant to Section 6.04(b) hereunder) or for any inaccurate or misleading information provided in the certification required pursuant to Section 6.04(b)”

(iv)	by replacing the word “Purchaser” in the seventh line thereof with the words “Indenture Trustee, the Depositor, Issuer and the Master Servicer, which consent shall not be unreasonably withheld;”

(v)	by replacing the word “Purchaser” in the tenth line thereof with “the Master Servicer, the Indenture Trustee, the Depositor or the Issuer;” and

(vi)	by replacing the word “Purchaser” in the last sentence thereof with “Issuer.”

57.	Section 8.02 (Merger or Consolidation of the Company) is hereby amended by adding the words “,with the prior written consent of the Indenture Trustee and the Master Servicer,” between the words “shall” and “be” in the third line of the second paragraph thereof; and

58.	Section 8.03 (Limitation on Liability of Company and Others) is amended as follows:

(i)	by replacing the word “Purchaser” in the second and thirteenth lines thereof to “Issuer, the Indenture Trustee or the Master Servicer;” and

(ii)	by replacing the word “Purchaser” in the last line thereof to “Issuer.”

59.	Section 8.04 (Limitation on Resignation and Assignment by Company) is hereby amended as follows:

(i)	by replacing the word “Purchaser” in the seventh line of the first paragraph thereof, in the second, fifth and sixth lines of the second paragraph thereof and in the fourth line of the third paragraph thereof with “Master Servicer and the Indenture Trustee;” and

(ii)	by replacing the word “Purchaser” in the fifth line of the third paragraph thereof with “Master Servicer.”

60.	Section 10.01 (Events of Default) is hereby amended as follows:

(i)	by replacing all references to “Purchaser” with “Master Servicer;”

(ii)	by replacing the reference to “five days” with “two Business Days” in clause (i) thereof;

(iii)	by adding the words “within the applicable cure period” after the word “remedied” in the first line of the second paragraph thereof;

(iv)	by replacing the word “Upon” in the first line of the third paragraph with “Within 90 days of;” and

(v)	by adding the following proviso at the end of the first sentence of the third paragraph thereof:

; provided, however, the obligation of the Master Servicer or other successor servicer to make Monthly Advances not made by the defaulting Servicer shall be effective immediately upon receipt of such notice by the defaulting Servicer.

61.	Section 10.02 (Waiver of Defaults) is hereby amended by replacing the reference to “Purchaser” with “Master Servicer with the prior written consent of the Indenture Trustee.”

62.	Section 11.01 (Termination) is hereby amended as follows:

(i)	by deleting clause (ii) thereof in its entirety and replacing it with the following:

(ii)	mutual consent of the Servicer and the Indenture Trustee in writing, provided such termination is also acceptable to the Master Servicer and the Rating Agencies; and

(ii)	by adding the following sentence after the first sentence of Section 11.01:

          At the time of any termination of the Servicer pursuant to Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Section 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Issuer from the related Mortgage Loans.

63.	Section 11.02 (Termination Without Cause) is hereby amended as follows:

(i)	by deleting the first paragraph thereof and replacing it with the following:

          Upon 30 days’ prior notice, in writing and delivered to the Indenture Trustee, the Master Servicer and the Servicer by registered mail as provided in Section 12.05, the Seller may terminate the rights and obligations of the Servicer under this Agreement without cause. The Servicer shall comply with the termination procedures set forth in

Section 12.01 hereof. The Master Servicer or the Indenture Trustee shall have no right to terminate the Servicer pursuant to the foregoing sentences of this Section 11.02. In connection with any such termination pursuant to this Section 11.02, the Seller will be responsible for reimbursing the Servicer for all unreimbursed Servicing Advances, Monthly Advances, Servicing Fees and other reasonable or necessary out-of-pocket costs associated with any such servicing transfer at the time of such termination without any right of reimbursement to the Seller from the Issuer; and

(ii)	by replacing the word “Purchaser” with “the Bank from its own funds without reimbursement” in the second paragraph thereof.

64.	A new Section 11.03 (Termination of Distressed Mortgage Loans) is hereby added to read as follows:

          Section 11.03 Termination of Distressed Mortgage Loan

          Subject to the requirements set forth in this Section 11.03, the Seller may terminate this Agreement with the prior consent of the Indenture Trustee and the Master Servicer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans as of the Notice Date and servicing of such Mortgage Loans shall be transferred to the Special Servicer. The appointment of a Special Servicer by the Seller and the execution of a special servicing agreement between the Seller and the Special Servicer shall be subject to the consent of the Indenture Trustee and the Master Servicer and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Certificate. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. All unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer upon such transfer to the Special Servicer.

          All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Master Servicer, the Indenture Trustee or any other Person in appointing a Special Servicer, or of transferring the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement. The Seller shall be responsible for the delivery of all required Transfer Notices and will send a copy of the Transfer Notice to the Indenture Trustee.

65.	Section 12.01 (Successor to Company) is hereby amended as follows:

(i)	by replacing the words “Prior to” with “Upon” in the first line of the first paragraph thereof;

(ii)	by replacing the word “Purchaser” in the second line of the first paragraph thereof with “Master Servicer;”

(iii)	by adding the words “, in accordance with the Transfer and Servicing Agreement,” after the word “shall” in the second line of the first paragraph thereof;

(iv)	by adding the following new sentences immediately following the first sentence of the first paragraph thereof to read as follows:

          Prior to termination of the Servicer’s responsibilities, rights, duties and obligations under this Agreement pursuant to Section 11.02 the Seller shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement. Any successor to the Servicer shall be a Freddie Mac- or Fannie Mae-approved servicer and shall be subject to the approval of the Master Servicer and each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Indenture Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes.

(v)	by replacing word “Purchaser” with “the Master Servicer” in the second sentence of the first paragraph thereof;

(vi)	by adding the following proviso at the end of the second sentence of the first paragraph thereof:

; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

(vii)	by replacing the word “Purchaser” in the second line of the second paragraph thereof with “Indenture Trustee and Master Servicer;”

(viii)	by replacing the reference to “Purchaser” in the fourth paragraph thereof with “Indenture Trustee and the Master Servicer;” and

(ix)	by adding the following two paragraphs after the fourth paragraph thereof:

          In the event the Servicer is terminated pursuant to Section 11.02, the Seller shall be responsible for payment of any out-of-pocket costs from its own funds without reimbursement incurred by the Servicer and the Master Servicer in connection with the transfer of the Mortgage Loans to a successor servicer.

          Except as otherwise provided in the Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of termination for cause or resignation of the Servicer), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

66.	Section 12.02 (Amendment) is hereby amended as follows:

(i)	by replacing the words “by written agreement signed by the Company and the Purchaser” with “by written agreement signed by the Servicer and the Seller, with the written consent of the Master Servicer and the Indenture Trustee;” and

(ii)	by adding the following sentence to such section:

“The party requesting such amendment shall, at its own expense, provide the Indenture Trustee, the Master Servicer and the Seller with an Opinion of Counsel that such amendment is permitted under the terms of this Agreement, the Servicer has complied with all applicable requirements of this Agreement, and such Amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans.”

67.	Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

68.	Section 12.07 (Relationship of Parties) is hereby amended by replacing the words “the Purchaser” with “the Seller, the Master Servicer, the Indenture Trustee or the Issuer.”

69.	Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

70.	A new Section 12.12 (Intended Third Party Beneficiaries) is hereby added to Article XII to read as follows:

Section 12.12 Intended Third Party Beneficiaries.

          Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Indenture Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Indenture Trustee as if it were a party to this Agreement, and the Indenture Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Indenture Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Issuer pursuant to the Transfer and Servicing Agreement.

71.	For the purposes of the SASCO Mortgage Loan Trust 2004-GEL2, Mortgage-Backed Notes, Series 2004-GEL2 transaction, the Indenture Trustee shall be U.S. Bank National Association, not in its individual capacity, but solely as indenture trustee (the “Indenture Trustee”), or any successor in interest, or if any successor trustee shall be appointed under the provisions of the indenture dated as of June 1, 2004, between the Indenture Trustee and SASCO Mortgage Loan Trust 2004-GEL2, as issuer, then such successor in interest or successor trustee, as the case may be.

EXHIBIT B

SASCO 2004-GEL2 TRANSFER AND SERVICING AGREEMENT

[See Exhibit 99.2]

B-1

EXECUTION COPY
June 10, 2004

EXHIBIT C

SELLER’S WARRANTIES
AND SERVICING AGREEMENT

LEHMAN BROTHERS BANK, FSB

Purchaser

and

WELLS FARGO BANK, N.A.

Company

SELLER’S WARRANTIES AND SERVICING AGREEMENT

Dated as of June 1, 2004

WFHM Pools 6051, 6052, 6053, 6054, 6055 and 6056

TABLE OF CONTENTS

ARTICLE I	1
DEFINITIONS	1
ARTICLE II	10
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS	10
ARTICLE III	13
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH	13
ARTICLE IV	30
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS	30
ARTICLE V	45
PAYMENTS TO PURCHASER	45
ARTICLE VI	46
GENERAL SERVICING PROCEDURES	46
ARTICLE VII	49
COMPANY TO COOPERATE	49
ARTICLE VIII	49
THE COMPANY	49
ARTICLE IX	51
REMOVAL OF MORTGAGE LOANS FROM AGREEMENT	51

i

ARTICLE X	53
DEFAULT	53
ARTICLE XI	55
TERMINATION	55
ARTICLE XII	55
MISCELLANEOUS PROVISIONS	55

EXHIBITS

Exhibit A	Mortgage Loan Schedule
Exhibit A-1	Electronic Data File
Exhibit B	Contents of Each Mortgage Loan File
Exhibit C	Custodial Agreement
Exhibit D	Custodial Account Certifications
Exhibit E	Escrow Account Certifications
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Annual Certification
Exhibit H	Form of Company’s Officer’s Certificate

ii

     This is a Seller’s Warranties and Servicing Agreement for various residential first mortgage loans, dated and effective as of June 1, 2004, and is executed between Lehman Brothers Bank, FSB, as purchaser (the “Purchaser”), and Wells Fargo Bank, N.A., as seller and servicer (the “Company”).

W I T N E S S E T H

     WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser certain Mortgage Loans which have an aggregate outstanding principal balance as of the close of business on the Cut-off Date, after deduction of payments due on or before such date, of $47,311,357.23;

     WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

     WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

     Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     Adjustment Date: As to each Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

     Agency or Agencies: Fannie Mae or Freddie Mac or any of them as applicable.

     Agency Sale: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Pass-Through Transfer.

     Agreement: This Seller’s Warranties and Servicing Agreement and all exhibits, amendments hereof and supplements hereto.

     ALTA: The American Land Title Association or any successor thereto.

     Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

     Assignment of Mortgage Note and Pledge Agreement: With respect to a Cooperative Loan, as assignment of the Mortgage Note and Pledge Agreement.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, as assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

     Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

     Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

     Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

     Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

     Closing Date: June 10, 2004

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Commitment Letter: That certain letter agreement dated April 29, 2004, between the Company and the Purchaser.

     Company: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

     Conventional Mortgage Loan: A mortgage or deed of trust not insured or guaranteed under a government program.

     Cooperative: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.

     Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

     Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Company if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

     Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

     Cooperative Shares: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

     Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

     Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, annexed hereto as Exhibit C.

     Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

     Cut-off Date: June 1, 2004

     Data File: The electronic data file prepared by the Company and delivered to the

Purchaser including the data fields set forth on Exhibit A-1 with respect to each Mortgage Loan.

     Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

     Determination Date: The Business Day immediately preceding the related Remittance Date.

     Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

     Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

     Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

     Fannie Mae: The entity formerly known as the Federal National Mortgage Association (FNMA), and its successors.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

     First Remittance Date: July 19, 2004.

     Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation (FHLMC), and its successors.

     Gross Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related

Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

     Index: On each Adjustment Date, the applicable index shall be a rate per annum equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board in Statistical Release No. H.15 or a comparable publication, or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency, for the week for which such figures were most recently published or reported as of the date 45 days prior to the Adjustment Date.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

     LPMI Policy: A PMI Policy for which the Company pays all premiums from its own funds, without reimbursement.

     Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Mortgage: The mortgage, deed of trust or other instrument and riders thereto securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

     Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

     Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

     Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, intervening endorsements, modifications, consolidations and extension agreements, the original related Mortgage and the originals of any required addenda and riders, the original related Assignment and any original intervening related Assignments of Mortgage, the original related title insurance policy and evidence of the related PMI Policy, if any.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

     Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company’s Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, planned unit development or condominium; (4) the current Mortgage Interest Rate; (5) the current net Mortgage Interest Rate; (6) the current Monthly Payment; (7) the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Adjustment Date; (13) the lifetime Mortgage Interest Rate cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating whether the Mortgage Loan is a Cooperative Loan; (16) a code indicating the mortgage guaranty insurance company; (17) code indicating whether the loan is subject to LPMI and (18) the Servicing Fee Rate.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and riders thereto.

     Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

     Mortgagor: The obligor on a Mortgage Note.

     Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

     Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

     Periodic Interest Rate Cap: As to each Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     Pledge Agreement: With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

     Pledge Instruments: With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

     PMI Policy: A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

     Prepayment Penalty: Payments calculated pursuant to federal, state and local law and due on a Mortgage Loan as the result of a Principal Prepayment in full of the Mortgage Loan, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

     Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment Period: The calendar month preceding the month in which the related Remittance Date occurs.

     Project: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

     Proprietary Lease: With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

     Purchaser: Lehman Brothers Bank, FSB, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

     Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Services or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by the Agencies.

     Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater, than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan and (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02.

     Rating Agencies: Any nationally recognized statistical rating agency, or its successor, including Standard & Poor’s Ratings Services, Moody’s Investor Services, Inc., and Fitch IBCA, Inc.

     Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

     Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Sale, Pass-Through Transfer or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company’s servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

     Record Date: The close of business of the last Business Day of the month prior to the month of the related Remittance Date.

     REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

     REO Disposition: The final sale by the Company of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

     REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

     Repurchase Price: Unless agreed otherwise by the Purchaser and the Company, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

     Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorney’s fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 (excluding the Company’s obligation to pay the premiums on LPMI Policies).

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

     Servicing Fee Rate: 0.250% per annum for each Mortgage Loan.

     Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

     Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

     Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

     Stock Certificate: With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

     Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

     Whole Loan Transfer Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be sold by the Purchaser as part of a Whole Loan Transfer pursuant to Section 9.01 hereof.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

     The Company, simultaneously with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents to the Custodian.

     The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02. All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the Purchaser.

Section 2.02 Books and Records; Transfers of Mortgage Loans.

     From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

     The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of the Agencies, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by the Agencies, and records of periodic inspections as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the applicable Agency guide.

     The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

     The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. Such notification of a transfer shall include a final loan schedule which shall be received by the Company no fewer than five (5) Business Days before the last Business Day of the month. If such notification is not received as specified above, the Company’s duties to remit and report to the new purchaser(s) as required by Section 5 shall begin with next Due Period.

Section 2.03 Delivery of Documents.

     Prior to the Closing Date, the Company has delivered and released to the Custodian those Mortgage Loan Documents as required by Exhibit B to this Agreement with respect to each Mortgage Loan.

     The Custodian has certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement. The Company will be responsible for the fees and expenses with respect to the delivery and certification of those Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement and for the fees and expenses related to the recording of the initial Assignment of Mortgage. The Purchaser will be responsible for the fees and expenses of the Custodian.

     The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

     In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 180 days (successive 30-day extensions may be obtained with the consent of the Purchaser, which consent shall not be unreasonably withheld, up to a maximum of 240 days) of its submission for recordation, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

     If any Mortgage File contains a Mortgage Loan Document that effects the enforceability on such Mortgage Loan the Purchaser has no obligation to purchase such Mortgage Loan.

     In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Company immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01 Company Representations and Warranties.

     The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of residential mortgage loans for the Agencies, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for the Agencies, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with the Agencies eligibility requirements or which would require notification to the Agencies;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the

Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(j)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(k)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements; and

(l)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

     As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

(a)	Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the Data File attached hereto as Exhibit A-1 delivered to the Purchaser is true and correct;

(b)	No Outstanding Charges.

All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(c)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer the guaranty certificate or of any related PMI Policy and the title insurer, to the extent required by the policy or Agency guidelines, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

(d)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(e)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(f)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(g)	No Fraud.

All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

(h)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements; All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(i)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a Cooperative Apartment, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Company underwriting quidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes;

(j)	Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)	the lien of current real property taxes and assessments not yet due and payable;

(2)	covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)	other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(k)	Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l)	Consolidation of Future Advances.

Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

(m)	Ownership.

The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(n)	Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(o)	Primary Mortgage Insurance.

     With respect to any Mortgage Loan subject to a PMI Policy or LPMI Policy as indicated on the Mortgage Loan Schedule, all provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(p)	Title Insurance.

The Mortgage Loan is covered by an ALTA lender’s title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to the Agencies, issued by a title insurer acceptable to the Agencies and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (j) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(q)	No Mechanics’ Liens.

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(r)	Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (p) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(s)	Payment Terms.

Principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan. Each Mortgage Loan is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date set forth in the Mortgage Note over an original term to maturity of not more than 30 years.

The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan. Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. As to each Mortgage Loan, if the related

Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

(t)	Customary Provisions.

The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(u)	Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law.

(v)	No Additional Collateral.

The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (j) above;

(w)	Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(x)	Transfer of Mortgage Loans.

The Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(y)	Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(aa)	No Violation of Environmental Laws.

There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(bb)	Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(cc)	No Condemnation.

There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(dd)	The Appraisal.

If applicable pursuant to the origination of the Mortgage Loan, the Mortgage Loan Documents contain an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ee)	Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to the Agencies against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(ff)	Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(gg)	Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i)	On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the

Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines;

(ii)	The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements

(hh)	Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed;

(ii)	Leasehold Estates.

No Mortgage Loan is a leasehold estate;

(jj)	Due on Sale.

The Mortgage or Mortgage Note contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder; provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

(kk)	The Mortgagor.

The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with the underwriting guidelines of the Company;

(ll)	Single Premium Credit Life Insurance.

None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies;

(mm)	Primary Mortgage Insurance.

With respect to any Mortgage Loan subject to a PMI Policy as indicated on the Mortgage Loan Schedule, all provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI policy obligates the Mortgagor thereunder to maintain the PMI policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(nn)	Servicing.

From and after the date of origination, each Mortgage Loan has been serviced in accordance with the terms of all federal, state and local laws and regulations, the terms of the Mortgage Note and Accepted Servicing Practices in all respects;

(oo)	Riegle Act.

None of the Mortgage Loans are classified as “high cost” Mortgage Loans under Section 32 of the Home Ownership and Equity Protection Act of 1994;

(pp)	Delivery of Mortgage Files.

To the extent available, the Mortgage Note and any other documents required to be delivered by the Company under this Agreement for the Mortgage Loans have been delivered to the Custodian;

(qq)	Credit Reporting.

With respect to each Mortgage Loan, the Company has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

(rr)	Anti-Money Laundering Laws.

The Company has complied with all applicable anti-money laundering laws and regulations, (the “Anti-Money Laundering Laws”), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(ss)	Recordation.

Each original Mortgage has been, or is in the process of being duly recorded in the appropriate recording office in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company;

(tt)	Underwriting.

The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(uu)	Prepayment Penalty.

With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty shall be enforceable and will be enforced by the Company for the benefit of the Purchaser, and each Prepayment Penalty shall be permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount that does not exceed the maximum amount permitted under applicable law and no such Prepayment Penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated on or after October 1, 2002; and

(vv)	Cooperative Loans.

With respect to each Cooperative Loan:

(i)	The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same. The Proprietary

Lease term expires no less than five years after the Mortgage Loan term or such other term acceptable to Fannie Mae or Freddie Mac;

(ii)	A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to FNMA and qualified to do business in the jurisdiction where the Cooperative is located and such search did not disclose any lien or security interest that would materially and adversely affect the Cooperative Loan;

(iii)	(a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of the FNMA Guidelines; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(iv)	The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(v)	Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

Section 3.03 Repurchase.

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular

Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

     Within 60 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within 60 days of the written notice of the breach or the failure to cure, whichever is later. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

     At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

     For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

     In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

     The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a third party servicing provider, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Company shall service the Mortgage Loans: (i) in accordance with the guidelines of the applicable governing Agency, and shall comply with all the rules and regulations as set forth by each applicable agency or (ii) as otherwise mutually agreed to by the parties pursuant to Article IX, Section 9.01(b) hereof. The Company shall be responsible for any and all acts and omissions of a third party servicing provider, and the Company’s utilization of a third party servicing provider shall in no way relieve the liability of the Company or release the Company from any of its obligations under this Agreement. Except as set forth in this Agreement, the Company shall pay all fees and expenses of its third party vendors or subservicers from its own funds.

     Consistent with the terms of this Agreement and any applicable Agency guidelines, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser and will not result in the impairment of coverage under any PMI Policy. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall disburse on the following Remittance Date, from its own funds, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan for any Monthly Payment received or deferred and (b) the amount paid by the Mortgagor, if any. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

     In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

     The Company shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

Section 4.02 Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings. In such connection, the

Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03 Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04 Establishment of and Deposits to Custodial Account.

     The Company shall segregate and hold all funds collected and received pursuant to a

Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A. in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I.” The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. The Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

     The Company shall deposit in the Custodial Account within one (1) Business Day (or two (2) Business Days in the case of the amounts described in (iii) through (v) below) of the Company’s receipt, and retain therein, the following collections received by the Company and payments made by the Company after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Company prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)	all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)	all Liquidation Proceeds;

(iv)	all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v)	all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)	any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

(vii)	any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)	with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

(ix)	any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(x)	any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05 Permitted Withdrawals From Custodial Account.

     The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)	to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)	to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this sub clause (ii) being limited to amounts received on the related Mortgage Loan which represent late Monthly Payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)	to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this sub clause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iv)	to pay itself interest on funds deposited in the Custodial Account;

(v)	to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

(vi)	to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)	to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(viii)	to remove funds inadvertently placed in the Custodial Account by the Company; and

(ix)	to clear and terminate the Custodial Account upon the termination of this Agreement.

     In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06 Establishment of and Deposits to Escrow Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Wells Fargo Bank, N.A., in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - T & I.” The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

     The Company shall deposit in the Escrow Account or Accounts within one (1) Business Day of Company’s receipt, and retain therein:

(i)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this

Agreement;

(ii)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii)	all payments on account of Buydown Funds.

     The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)	to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)	to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)	for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)	to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)	to remove funds inadvertently placed in the Escrow Account by the Company;

(viii)	to remit to Purchaser payments on account of Buydown Funds as applicable; and

(ix)	to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08 Payment of Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account (excluding the payment of LPMI Policy premiums, which are to be paid from the Company’s own funds without reimbursement), which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09 Protection of Accounts.

     The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time, provided that the Company shall give notice to the Purchaser of such transfer. The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Section 4.10 Maintenance of Hazard Insurance.

     The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to the Agencies, against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to the Agencies, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

     If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to the Agencies, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with the applicable law and pursuant to the Fannie Mae guide, that the Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance meeting the requirements of the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that they must obtain such flood insurance coverage and if the Mortgagor fails to provide proof of such coverage within forty-five (45) days of such notice, the Company shall force place the required flood insurance on the Mortgagor’s behalf.

     If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Agency requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

     In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

     All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

     The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to the applicable Agency and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

     Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11 Maintenance of Mortgage Impairment Insurance.

     In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company’s funds, without reimbursement therefor. Upon request of the Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

     The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be acceptable to the Agencies. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 4.13 Inspections.

     If any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a record of each such inspection and, upon request, shall provide the Purchaser with such information.

Section 4.14 Restoration of Mortgaged Property.

     The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)	the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)	the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)	the Company shall verify that the Mortgage Loan is not in default; and

(iv)	pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15 Maintenance of PMI Policy; Claims.

     With respect to any Mortgage Loan subject to a PMI Policy or LPMI Policy as indicated on the Mortgage Loan Schedule, the Company shall, without any cost to the Purchaser maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring the portion over 79% until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

     In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion and in accordance with the terms of the applicable policy or Agency requirements, in this regard, to take such action as shall be necessary to permit recovery respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any guaranty shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

     Any premiums payable on LPMI Policies will be paid from the Company’s own funds without reimbursement.

Section 4.16 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

     The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

     The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event prior to the close of the third calendar year beginning after the year in which title has been taken to such REO Property, unless(i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage (a) shall name the Company as mortgagee, and (b) shall not be held pursuant to this Agreement.

     The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

     The Company shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The REO management fee shall be $1500 per REO Property. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17 Real Estate Owned Reports.

     Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18 Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

     Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20 Application of Buydown Funds.

     With respect to each Buydown Mortgage Loan, the Company shall have deposited into the Escrow Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Company will distribute to the Purchaser on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

     If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Company shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow

Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.21 Notification of Adjustments.

     With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.22 Credit Reporting

     For each Mortgage Loan, the Servicer shall furnish, on a monthly basis, complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting ct and its implementing regulations.

Section 4.23 Confidentiality/Protection of Customer Information.

     The Company shall keep confidential and shall not divulge to any party, without the Purchaser’s prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616, and the rules promulgated thereunder, if applicable. For purposes of this Section, “Customer Information” means any personal information concerning a Mortgagor or any other Person who grants security under any mortgage, deed of trust or other security instrument or equivalent document that is disclosed by one party to this Agreement to the other.

Section 4.24 Prepayment Penalty Waivers.

     To the extent consistent with the terms of this Agreement, the Company may waive (or permit a subservicer to waive) a Prepayment Penalty only under the following circumstances: (i) such waiver is required under state or federal law or (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01 Remittances.

     On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, and minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

     With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02 Statements to Purchaser.

     Not later than the tenth calendar day of the month, the Company shall furnish to the Purchaser an electronic file providing loan level accounting data for the period ending on the last Business Day of the preceding month in such form as is reasonably acceptable to the Company and the Purchaser.

Section 5.03 Monthly Advances by Company.

     On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds, REO Disposition Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested in connection with a securitization, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, REO Disposition Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Transfers of Mortgaged Property.

     The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy.

     If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser’s consent.

     To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the monthly remittance advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

     If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03 Servicing Compensation.

     As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the Stated Principal Balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payments.

     Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04 Annual Statement as to Compliance.

     The Company shall deliver to the Purchaser, on or before February 28, each year beginning February 28, 2005, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05 Annual Independent Public Accountants’ Servicing Report.

     On or before February 28, of each year beginning February 28, 2005, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, Company shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06 Right to Examine Company Records.

     The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.07 Compliance with REMIC Provisions.

     If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

COMPANY TO COOPERATE

Section 7.01 Provision of Information.

     During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

     The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02 Financial Statements; Servicing Facility.

     In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser a Consolidated Statement of Operations of the Company for the most recently completed two fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company, upon request, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

     The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE COMPANY

Section 8.01 Indemnification; Third Party Claims.

     The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02 Merger or Consolidation of the Company.

     The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which (i) is a Fannie Mae/Freddie Mac approved company in good standing and (ii) has a minimum net worth of $25,000,000. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company’s obligations and liabilities hereunder.

Section 8.03 Limitation on Liability of Company and Others.

     Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04 Limitation on Resignation and Assignment by Company.

     The Purchaser has entered into this Agreement with the Company and subsequent purchaser will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

     The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

     Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Purchaser or any third party.

ARTICLE IX

REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

Section 9.01 Removal of Mortgage Loans from Inclusion Under this Agreement

     The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan Transfers, Agency Sales or Pass-Through Transfers, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the “seller/servicer.” On the Reconstitution Date, the Mortgage Loans transferred may cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the

Purchaser in accordance with the terms and provisions of this Agreement.

The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer, Agency Sale or Pass-Through Transfer in accordance with this Section 9. In connection therewith the Company shall:

(a)	make all representations and warranties with respect to the Mortgage Loans as of the Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer, Agency Sale or Pass-Through Transfer;

(b)	negotiate in good faith and execute any seller/servicer agreements or pooling and servicing agreements required to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

(c)	with respect to any Mortgage Loans that are subject to a Pass-Through Transfer or other securitization (a “Securitization”) in which the filing of a Sarbanes-Oxley certification directly with the Securities and Exchange Commission is required, by February 28th of each year or in connection with any additional Sarbanes-Oxley certification required to be filed, upon thirty (30) days written request, an officer of the Company shall execute and deliver a Company Certification substantially in the form attached hereto as Exhibit G, to the entity filing the Sarbanes-Oxley certification directly with the Securities and Exchange Commission (such as the Purchaser, any master servicer, any trustee or any depositor) for the benefit of such entity and such entity’s affiliates and the officers, directors and agents of such entity and such entity’s affiliates, and shall indemnify such entity or persons arising out of any breach of the Company’s obligations or representations relating thereto as provided in such Company Certification;

(d)	provide as applicable:

(i)	any and all information and appropriate verification of information which may be reasonably available to the Company, including the Company’s foreclosure, and delinquency experience and the Company’s underwriting standards, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

(ii)	such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any Rating Agency or the Purchaser, as the case may be, in connection with such Whole Loan Transfers, Agency Sales or Pass-Through Transfers. The Purchaser shall pay all third party costs associated with the preparation of such information. The Company shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Company and Company’s counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a servicing fee at a rate per annum equal to no less than 0.250% per Mortgage Loan; and

(d)	indemnify the Purchaser for any material misstatements contained in the information provided pursuant to (c) above, provided that the Purchaser shall also provide indemnification to the Company, it successors or assigns, with respect to the accuracy of all other information the Purchaser may disclose in any securitization offering materials..

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee or to the subsequent purchaser from the Company acceptable to the trustee or subsequent purchaser for each Mortgage Loan that is part of the Whole Loan Transfers, Agency Sale or Pass-Through Transfers. The Purchaser shall pay all preparation and recording costs associated therewith, if the Assignments of Mortgage have been previously prepared and recorded in the name of the Purchaser or its designee. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee or subsequent purchaser upon the Company’s receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.

     Notwithstanding any provisions of this Agreement to the contrary, all Mortgage Loans sold or transferred to an Agency, shall be serviced in accordance with the guidelines of the respective Agency. All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers, Agency Sales or Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X

DEFAULT

Section 10.01  Events of Default.

     Each of the following shall constitute an Event of Default on the part of the Company:

(i)	any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii)	failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

(iii)	failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv)	a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)	the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)	the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)	the Company ceases to meet the qualifications of an Agency servicer; or

(viii)	the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder in violation of Section 8.04.

     In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

     Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02 Waiver of Defaults.

     By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01 Termination.

     This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02 Termination Without Cause.

     The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

     The Company shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to 2.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of 0.25% is paid per annum.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Successor to Company.

     Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 the Purchaser shall, (i)

succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsection (j) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

     The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

     Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02 Amendment.

     This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03 Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement

Section 12.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)	if to the Company with respect to servicing issues:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, IA 50328-0001
Attention: John B. Brown, MAC X2401-042

if to the Company with respect to all other issues:

Wells Fargo Bank, N.A.
7485 New Horizon Way
Frederick, Maryland 21703
Attention: Trisha Lowe, MAC X3901-016

In each instance, with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel MAC X2401-06T

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(ii)	if to Purchaser:

Lehman Brothers Bank, FSB
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Brian Head

or such other address as may hereafter be furnished to the Company in writing by the Purchaser;

Section 12.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07 Relationship of Parties.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08 Execution; Successors and Assigns.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns. The parties agree that this Agreement and signature pages thereof may be transmitted between them by facsimile and that faxed signatures may constitute original signatures and that a faxed signature page containing the signature (faxed or original) is binding on the parties.

Section 12.09 Recordation of Assignments of Mortgage.

     To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option. The company shall only be responsible for the costs of recording the initial Assignments of Mortgage. In no event shall the Company be responsible for the cost of recording Assignments of Mortgage in connection with a subsequent sale or transfer of the Mortgage Loans by the Purchaser.

Section 12.10 Assignment by Purchaser.

     The Purchaser shall have the right, without the consent of the Company to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11 Solicitation of Mortgagor.

     Neither party shall, after the Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither (1) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements or (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

[Intentionally Blank - Next Page Signature Page]

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB Purchaser	WELLS FARGO BANK, N.A. Company

By:	By:

Name:	Name:

Title:	Title:

STATE OF	)
	)	ss:
COUNTY OF	)

     On the                     day of                                       , 20                    before me, a Notary Public in and for said State, personally appeared                                                          , known to me                                                          to be of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF	)
	)	ss:
COUNTY OF	)

     On the                                       day of                                                          , 20                      before me, a Notary Public in and for said State, personally appeared                                                                                                 , known to me to be the                                                                              of                                                                             , the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT D-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals

SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

D-1-1

EXHIBIT D-2

STANDARD MONTHLY DEFAULTED LOAN REPORT

% of MI Coverage	% of MI Coverage
Actual MI Claim Filed Date	The date the Claim to the MI Company was filed
Actual Bankruptcy Start Date (filing date)	Actual Bankruptcy Start Date (filing date)
Actual Claim Amount Filed	The amount claimed to the MI company on the MI claim
Actual Discharge Date	Date Bankruptcy was Discharged
Actual Due Date	Next Payment Due Date
Actual Eviction Complete Date	Actual Eviction Complete Date
Actual Eviction Start Date	Actual Eviction Start Date
Actual First Legal Date	Actual First Legal Date
Actual Notice of Intent Date (breach letter date)	Actual Notice of Intent Date (breach letter date)
Actual Payment Plan End Date	The date the Last Pre-petition payment is due from the Indenture Trustee in a chapter 13 BK
Actual Payment Plan Start Date	The date the First Pre-petition payment is due from the Indenture Trustee in a chapter 13 BK
Actual Redemption End Date	Actual Redemption End Date
Actual REO Start Date	The date the account was received by the REO Department
Appraisal, BPO Costs	Total expenses incurred for the purpose of BPO’s or Appraisals.
Bankruptcy Chapter	Bankruptcy Chapter 7,11,13
BK Atty Fees & Costs	BK Atty Fees & Costs
BK Flag (Man Code)	A code that identifies the account as an active Bankruptcy.
Bnk Case # (7 digit only)	Bnk Case # (7 digit only)
City	City
Claim Amount Paid	MI Claim Amount
Claim Funds Received Date	The date the MI Claim funds were received from the MI Company
Confirmation Hearing Date	Confirmation Hearing Date
Current Interest Rate	Current Interest Rate
Current Loan Amount	Unpaid Principal Balance
Current P&I Payment Amount	Current P&I Payment Amount
Date Bid Instructions Sent	Date Bid Instructions Sent to Attorney
Date F/C Sale Scheduled	The date the Foreclosure sale is scheduled to occur.
Date Filed Relief/Dismissal	The date the motion for Relief or Dismissal was filed with the BK Court

D-2-1

Date Loan Reinstated	Date Loan Reinstated
Date POC Filed	Date proof of claim filed
Date Relief/Dismissal Granted	The date the BK court granted the motion for Relief or Dismissal
Date REO Offer Accepted	Date REO Offer Accepted
Date REO Offer Received	Date REO Offer Received
Deal Identifier by Loan	Security Name/Cross reference Investor ID (Servicer to Cross reference)
Delinquency Status (Man Code)	30, 60, 90, BK, FC, REO, Claims or a code that can be decoded to determine the current status of the account.
Loss Mit Denial Date	Loss Mit Denial Date
Eviction Atty Fees & Costs	Eviction Atty Fees & Costs
F/B 1st Due (if applicable)	F/B 1st Due (if applicable)
F/B Last Due (if applicable)	F/B Last Due (if applicable)
FC Atty Fees & Costs	FC Atty Fees & Costs
FC Flag	A code that identifies the account as an active Foreclosure.
FC Start Date (referral date)	FC Start Date (referral date)
FC Suspended Date	FC Suspended Date
FC Valuation Amount	The value of the property as determined for the purpose of foreclosure.
FC Valuation Date	The date the property value was determined for the purpose of foreclosure.
FC Valuation Source	The type of valuation that was used to determine the Fc Valuation amount.
FHA 27011A Transmitted Date	FHA 27011A Transmitted Date
FHA 27011B Transmitted Date	FHA 27011B Transmitted Date
FHA Case #	FHA Case #
FHA Part A Funds Received Date	FHA Part A Funds Received Date
First Payment Date	First Payment Date
Foreclosure Actual Sale Date	Date F/C Sale Held
VA Gaurantee %	VA Gaurantee %
Interest Advances	Interest Advances
Investor Loan Number	Investor Loan Number
INVESTOR/SECURITY BILLING SENT DATE	Date claim submitted to investor
Liquidation Status	Type of PIF, S/S, 3rd Party etc.
VA Loan Gaurantee Certificate Number	VA Loan Gaurantee Certificate Number
Loan Number	Servicer Loan Number
Loan Term	Loan Term
Loan Type	Loan Type
Loss Mit Approval Date	Loss Mit Approval Date
Loss Mit Flag (Man Code)	A code that identifies the account as an active Loss Mit account.
Loss Mit Removal Date	The date the Loss Mit Department determined that Loss Mit Options were no

D-2-2

longer a viable option.
Loss Mit Start Date	Loss Mit Set-up Date
Loss Mit Type	S/S, Forbearance, Repay, Mod,etc.
Loss Mit Workstation Status	Completed, Removed, Active
MI Certificate Number	MI Certificate Number
MI Cost	Price percentage, lender paid only
MI Coverage Y/N	MI Coverage Y/N
Monthly MIP Cost	The monthly fee paid to HUD to maintain coverage on the account.
Next Payment Adjustment Date	Next Payment Adjustment Date
Next Rate Adjustment Date	Next Rate Adjustment Date
Occupancy Status	Occupancy Status
Occupancy Status Date	The date the occupancy status reported was determined.
Original Loan Amount	Original Loan Amount
Original Value Amount	The value of the property as determined at the origination of the account.
Origination Date	The date the closing occurred to originate the loan.
ORIGINATION VALUE DATE	The date the original Value Amount was determined.
ORIGINATION VALUE SOURCE	The type of valuation that was used to determine the Original Value amount.
Other Advance Expenses	Total Advances minus all other/detail and total
Ownership Code
Paid in Full Date	Date loan liquidated from system UPB removed
Paid Off Code
Part B Funds Received Date	FHA/VA Only
Partial Prepayment Amount Collected
Post Petition Due Date
Prepayment Expiration Date	Term
Prepayment Flag
Prepayment Premium Collected
Prepayment Waived
Product Type
Property Condition
PROPERTY PRESERVATION FEES
Property Type
Realized Gain or Loss
Reason for Default
Reason Suspended
Relief/Dismissal Hearing Date
REO Repaired Value
REO Value (As-is)

D-2-3

REO Actual Closing Date
REO Flag (Man Code)
REO List Date
REO List Price
REO Net Sales proceeds
REO Sales Price
REO Scheduled Close Date
REO Value Date
REO VALUE SOURCE
Repay First Due Date
Repay Last Due Date
Repay Next Due Date
Repay Plan Broken Date
Repay Plan Created Date
SBO LOAN NUMBER
Scheduled Balance
Scheduled Due Date
Servicing Fee
State
Street Address
T&I Advances
Title Approval Letter Received Date
Title Package to HUD Date
Title Package to VA Date
VA Claim Funds Received Date
VA Claim Submitted Date
VA FIRST FUNDS RECEIVED AMOUNT
VA FIRST FUNDS RECEIVED DATE
VA NOE Submitted Date
ZIP CODE
FNMA ACTION CODE
FNMA DELINQUENCY REASON CODE

D-2-4

EXHIBIT E

ANNUAL CERTIFICATION

     I, John B. Brown, Vice President of Wells Fargo Bank, N.A. (the “Servicer”), certify to [identify the company submitting to SEC], and its officers, directors, agents and affiliates (in its role as [identify role] the “Sarbanes Certifying Party”), and with the knowledge and intent that they will rely upon this certification, that:

(i)	Based on my knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to the Sarbanes Certifying Party which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the SEC with respect to each transaction listed on the attached Exhibit A, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)	The servicing information required to be provided to the Sarbanes Certifying Party by the Servicer under the relevant servicing agreements has been provided to the Sarbanes Certifying Party;

(iii)	I am responsible for reviewing the activities performed by the Servicer under the relevant servicing agreements and based upon the review required by the relevant servicing agreements, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying Party, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreements; and

(iv)	I have disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the relevant servicing agreements.

(v)	The Servicer shall indemnify and hold harmless the Sarbanes Certifying Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Sarbanes Certifying Party on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Certification or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

E-1

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:	By:
Name:
Title:

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EXHIBIT F

FANNIE-MAE GUIDE NO. 95-19

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT

Reference

•	Selling This announcement amends the guide(s) indicated.

•	Servicing Please keep it for reference until we issue a formal change.

Subject	“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring — as of the month ending March 31, 1996 — servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date — for example, at the and of the first week of a month — to assure• that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President – Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number
Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries. for all inquiries.

Equifax	Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685- 5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

11/20/95

EXHIBIT G

FORECLOSURE RESTRICTED LOANS

G-1

SCHEDULE I

SCHEDULE OF MORTGAGE LOANS
(Including Prepayment Charge Schedule)

Sch I - 1